Exhibit 10.29(a)

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of December 7, 2010 by and among Angioblast Systems, Inc., a Delaware corporation (the “Company”), the individuals and entities listed on Exhibit A hereto (the “Sellers,” and each a “Seller”), the individuals and entities listed on Exhibit B hereto (the “Non-Selling Holders”) and Cephalon International Holdings, Inc. (the “Purchaser”).

Recitals

WHEREAS, each of the Sellers currently holds that number of shares of common stock, par value $0.0001 (the “Common Stock”), of the Company, as provided on Exhibit A hereto;

WHEREAS, the Purchaser desires to purchase from each Seller an amount equal to 42.9415389% of the total number of shares of Common Stock owned by such Seller at a per share price of $275.5736 USD, for an aggregate of Four Hundred Eighty-Five Thousand Eight Hundred Forty-Seven (485,847) shares of Common Stock (the “Shares”) at an aggregate purchase price of $133,886,606.84 USD (the “Purchase Price”), as provided on Exhibit A hereto (the “Transfer”);

WHEREAS, pursuant to Section 1.8(a) of that certain Second Amended and Restated Investor Rights Agreement, dated as of November 14, 2008, by and among the Company and the parties listed on Exhibit A thereto (the “Investor Rights Agreement”), the Sellers and the Non-Selling Holders are entitled to certain rights, including notice rights and tag along rights, with respect to the proposed Transfer;

WHEREAS, the Purchaser’s willingness to consummate the Transfer is conditioned upon the terms contained herein;

WHEREAS, the Sellers and the Non-Selling Holders desire to consummate the Transfer on the terms contained herein and are willing to waive and amend certain of their rights under the Investor Rights Agreement to accommodate the Transfer;

WHEREAS, pursuant to Section 4.4 of the Investor Rights Agreement, (i) the Investor Rights Agreement or any provisions thereof benefitting the holders of shares of Common Stock may be amended, waived, discharged or terminated with the written consent of the holders holding at least a majority of the shares of Common Stock then held by the holders of shares of Common Stock (the “Majority Common Holders”) so long as the effect thereof will be that all holders of shares of Common Stock will be treated equally and (ii) the Investor Rights Agreement or any provisions thereof benefitting Mesoblast Limited (“Mesoblast”) may be waived by the holders of a majority of the shares of the Company’s capital stock owned by Mesoblast;

WHEREAS, this Agreement constitutes a waiver and amendment of the Investor Rights Agreement and (i) affects all parties to the Investor Rights Agreement similarly; (ii) does not decrease the rights of any single party under the Investor Rights Agreement in comparison to such party’s current rights in regards the other holders of shares of the Company’s capital stock; and (iii) does not increase such party’s obligations under the Investor Rights Agreement; all except as specifically waived or amended herein;

WHEREAS, the undersigned constitute the Company, the Majority Common Holders and Mesoblast;

WHEREAS, the Company, Mesoblast, and Angioblast Acquisition Corp, a wholly-owned subsidiary of Mesoblast (the “Sub”) are parties to that certain Agreement and Plan of Merger, dated as of September 28, 2010 and subsequently amended on October 13, 2010 (the “Merger Agreement”), pursuant to which the Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of Mesoblast immediately following the Transfer and all Shares as well as all other outstanding capital stock of the Company shall be treated as set forth in the Merger Agreement (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, upon the Merger, the Shares shall be cancelled and automatically converted into the right to receive ordinary shares of Mesoblast;

WHEREAS, pursuant to the terms of the Merger Agreement, each of the Sellers is entitled to elect to receive fifteen percent (15%) of such Seller’s pro rata share of the merger consideration in cash (the “Cash Election”);

WHEREAS, as a condition to the Transfer, (a) the Sellers and (b) the Purchaser must each agree to waive any and all rights to the Cash Election;

WHEREAS, the Sellers and the Purchaser are each willing to waive any and all rights to the Cash Election in order to accommodate the Transfer; and

WHEREAS, the parties desire to set forth certain representations, warranties and covenants made by each to the other to induce the sale of the Shares to the Purchaser and the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

1.     Purchase of Stock.

(a)   Purchase.  Subject to the terms and conditions of this Agreement, each of the Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from each of the Sellers, the Shares in exchange for the Purchase Price, in the amounts provided on Exhibit A hereto.

(b)   Closing Date.  The closing of the purchase contemplated by this Agreement (the “Closing”) shall take place at such location to be determined by the Sellers and the Purchaser on the date hereof (the “Closing Date”).

(c)   Delivery.

(1)   At the Closing, the Purchaser will deliver to each of the Sellers, each such Seller’s share of the Purchase Price, in the amounts provided on Exhibit A hereto, paid by check or wire transfer.

(2)   At the Closing, each of the Sellers shall (i) deliver the original stock certificate(s) or stock power(s) evidencing ownership and transfer of the Shares registered in his, her or its name to the Company and (ii) the Company shall deliver to the Purchaser an original stock certificate evidencing ownership of the Shares registered in the name of the Purchaser.

(3)   Promptly following the Closing, the Company shall (i) deliver to each of the Sellers an original stock certificate evidencing ownership of the balance of the shares of the Company’s Common Stock registered in the name of such Seller and (ii) update its stock record books to reflect the purchase of the Shares by the Purchaser and the issuance of the remaining shares to the Sellers.

(d)   Assignment by Sellers.  The Sellers hereby agree to assign and transfer to the Purchaser the Shares standing in each of the Sellers’ names on the Company’s books at the Closing, and hereby irrevocably constitute and appoint Wilson Sonsini Goodrich & Rosati, Professional Corporation, as attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.

(e)   Further Assurances.  The Purchaser and each of the Sellers, respectively, shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

2.     Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to each of the Sellers as follows:

(a)   Authority.  The Purchaser has the requisite corporate power and authority to enter into this Agreement, and has taken all action necessary to authorize the transactions effected hereby.  This Agreement has been duly and validly executed and delivered by, and is the valid, legal and binding obligation of, the Purchaser, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)   No Violations.  Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will conflict with or result in any violation of or constitute a default under any terms of any material written agreement, mortgage, indenture, franchise, license, permit, authorization, lease or other instrument, judgment, decree, order, law or regulation, to which the Purchaser is subject or by which it may be bound.

(c)   Investment Representations.  The Purchaser hereby represents and warrants to the Company as follows:

(1)           Authorization.  The Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement.  This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(2)           Accredited Investor.  The Purchaser is an accredited investor, as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(3)           Purchase Entirely for Own Account.  The Purchaser confirms that the Shares are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of all or any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this

Agreement, the Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares.

(4)           Access to Data.  The Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities.

(5)           Investment Experience.  The Purchaser has such knowledge and experience in financial or business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares, and the Purchaser can bear the economic risk of its investment, including the risk of total loss.

(6)           Address.  The state and country of the principal place of business of the Purchaser is correctly set forth on signature page hereto.

3.     Representations and Warranties of the Sellers.  Each of the Sellers, severally and not jointly, represents and warrants to the Purchaser as follows:

(a)   Authority.  The Seller has full power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the transactions effected hereby.  This Agreement has been duly and validly executed and delivered by, and is the valid, legal and binding obligation of, the Seller, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)   No Violations.  Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will conflict with or result in any violation of or constitute a default under any terms of any written agreement, mortgage, indenture, franchise, license, permit, authorization, lease or other instrument, judgment, decree, order, law or regulation, to which the Seller is subject or by which the Seller may be bound.

(c)   Title to the Shares.  The Seller is the sole record and beneficial owner of the Shares.  The Seller has, and will deliver to the Purchaser, good and valid title to the Shares, free and clear of any mortgages, liens, encumbrances or other interests of third parties of any nature, including but not limited to any right of first refusal.  Seller has not granted any right to purchase the Shares to any other person or entity.  The Seller has the sole right to transfer the Shares to the Purchaser.

(d)   Tax Liability.  The Seller has reviewed with the Seller’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement.  The Seller relies solely on such advisors and not on any statements or representations of the Company or any of its agents for the federal, state, local and foreign tax consequences to the Seller that may result from the transactions contemplated by this Agreement.  The Seller understands that the Seller (and not the Company or the Purchaser) shall be responsible for any tax liability of the Seller that may arise as a result of the transactions contemplated by this Agreement.

(e)   Brokers or Finders.  The Seller has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Seller, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

4.     Acknowledgements by Purchaser and Sellers.  The Purchaser and each of the Sellers acknowledge and represent to the Company that the purchase price for the Shares hereby is agreed to solely between the Purchaser and each of the Sellers.  The Purchaser and each of the Sellers acknowledge and agree that the Company takes no position on the appropriateness or adequacy of the purchase price and makes no representation or warranty regarding the value of the Shares.  The Purchaser and each of the Sellers acknowledge and agree that the actual value of the Shares may be substantially different than the purchase price for the Shares paid by the Purchaser to any of the Sellers hereunder.

5.     Conditions to Obligation of the Purchaser to Close.  The obligations of the Purchaser to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)   Representations and Warranties Correct.  The representations and warranties made by each of the Sellers in Section 3 of this Agreement shall be true and correct on the Closing Date.

(b)   Delivery of Stock Certificates and/or Stock Powers.  Each of the Sellers shall have delivered to the Company all original stock certificate(s) and/or stock power(s) evidencing ownership and transfer of the Shares.

(c)   Wire Transfer Instructions.  Wire transfer instructions for each of the Sellers shall be correctly set down on the signature pages hereto.

6.     Conditions to Obligation of the Sellers to Close.  The obligations of each of the Sellers to sell the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)   Representations and Warranties Correct.  The representations and warranties made by the Purchaser in Section 2 of this Agreement shall be true and correct on the Closing Date.

(b)   Delivery of Purchase Price.  The Purchaser shall have delivered to each of the Sellers the Purchase Price for the Shares.

7.     Amendment of Investor Rights Agreement.

(a)   Section 1.6(a) of the Investor Rights Agreement is hereby amended and restated in its entirety and replaced with the following:

“(a)         Any Shareholder may transfer up to one third of their then current shareholding in which case (but only in the case of this Section 1.6(a)) Tag Along Rights and Drag Along Rights shall not apply but the transferee must enter into an agreement (1) to be bound by the terms of that certain Stock Purchase Agreement, dated as of December 6, 2010, by and among the Company, the Selling Holders listed on Exhibit A thereto, the Non-Selling Holders listed on Exhibit B thereto and Cephalon International Holdings, Inc. (the “December 2010 Stock Purchase Agreement”) and (2) acknowledging and approving the terms of that certain Agreement and Plan of Merger, by and among Mesoblast, the Company and Angioblast Acquisition Corp., dated as of September 28, 2010 and subsequently amended on October 13, 2010 (the “Merger Agreement”); and”

(b)   Section 1.8 of the Investor Rights Agreement is hereby amended by adding the following Section 1.8(g):

“(g)         This section 1.8 shall not apply to the offer or sale of shares of the Company by certain of its stockholders pursuant to the December 2010 Stock Purchase Agreement.”

(c)   Section 4 of the Investor Rights Agreement shall be amended by adding the following Section 4.12:

“4.12       Termination.  This Agreement shall terminate and be of no further force and effect immediately prior to the closing of the merger contemplated by the Merger Agreement.”

8.     Waiver of Rights under Investor Rights Agreement.

(a)   Waiver.  Each of the Sellers and Mesoblast hereby waive any and all rights pursuant to Section 1.8 of the Investor Rights Agreement with respect to the Transfer (the “Waiver”).

(b)   Effectiveness.  Notwithstanding anything to the contrary contained herein, this Waiver shall become effective and binding on all the holders of shares of Common Stock upon execution by the Company, the Sellers and Mesoblast.  The failure of one or more holders of shares of Common Stock to sign this Waiver shall not affect its effectiveness.

(c)   Effect.  This Waiver applies solely with respect to the Transfer and not with respect to any other sale, transfer or other transaction.

9.     Waiver of Right to Cash Election.  Each of the Sellers and the Purchaser, severally and not jointly, waives any and all right to the Cash Election pursuant to the terms of the Merger Agreement.

10.   Restrictions on Transfer.

(a)   Investment Representations and Legend Requirements.  The Purchaser understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY, THE STOCKHOLDER AND THE OTHER PARTIES IDENTIFIED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(b)   Stop-Transfer Notices.  The Purchaser hereby agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)   Refusal to Transfer.  The Purchaser hereby agrees that the Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11.   Miscellaneous Provisions.

(a)   Governing Law.  This Agreement will be construed in accordance with Delaware law, without giving effect to its choice of law provisions, as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

(b)   Counterparts.  This Agreement may be executed in any number of counterparts and each will be considered an original, and together they will constitute one Agreement.  Facsimile signatures will be considered original signatures for all applicable purposes.

(c)   Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by the parties hereto and the closing of the transactions contemplated hereby.

(d)   Entire Agreement.  This Agreement and the agreements contemplated hereby set forth the entire understanding as the parties hereto and supercede any prior and or written agreements and understandings with respect to the subject matter hereof.

(e)   Amendments and Modification.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties.

(f)    Reliance on Counsel and Advisors.  Each of the Company, the Purchaser, the Sellers and the Non-Selling Holders acknowledge that he, she or it had the opportunity to review this Agreement and the transactions contemplated hereby with his, her or its own legal counsel, tax advisors and other advisors.  Each of the Company, the Purchaser, the Sellers and Non-Selling Holders are relying solely on his, her or its own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

(g)   Section Headings.  The section headings and subheadings contained in this Agreement are for convenient reference only, and will not in any way affect the interpretation of this Agreement.

(h)   Binding Effect.  All of the terms, covenants, representations, warranties and conditions of this Agreement will be binding upon, and inure to the benefit of and be enforceable by, the parties and their respective successors, assigns or other legal representatives, but this Agreement and the rights and obligations hereunder may only be assigned with the prior written consent of the parties.

(i)    Expenses.  Each of the Company, the Purchaser, the Sellers and Non-Selling Holders agree to bear their own legal, accounting and other professional expenses in connection with the preparation and consummation of this Agreement and the transactions contemplated hereby.

(j)    Notices.  Any notice, demand, offer, request or other communication required or permitted to be given by either the Company, the Sellers, the Non-Selling Holder or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, addressed: (i) if to the Company, to Angioblast Systems, Inc., 275 Madison Avenue, 4th Floor, New York, NY, 10016, Attn: CEO, with a copy to Mark R. Fitzgerald, Esq., 1700 K Street NW, Washington, D.C., 20006 (which copy shall not constitute notice), (ii) if to the Purchaser, to such address set forth under the Purchaser’s name on the signature page hereto, (iii) if to a Seller, to such address set forth under the such Seller’s name on Exhibit A hereto, and (iv) if to a Non-Selling Holder, to such address set forth under such Non-Selling Holder’s name on Exhibit B hereto, or such other address as a party may request by notifying the others in writing.

(k)   Assignment; Transfers.  Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Purchaser without the prior written consent of the Company.  Any attempt by the Purchaser without such consent to assign, transfer or delegate any rights, duties or obligations that arise under this Agreement shall be void.  .

(l)    Adjustment for Stock Split.  All references to the number of Shares and the purchase price of the Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

(m)  Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company, the Purchaser, the Sellers and the Non-Selling Holders have executed this Stock Purchase Agreement or caused this Stock Purchase Agreement to be executed, all as of the date and year first above written.

COMPANY:

ANGIOBLAST SYSTEMS, INC.

By:	/s/ Carter Eckert

Name: Carter Eckert

Title: Chairman

PURCHASER:

Cephalon International Holdings, Inc.

By:	/s/ J. Kevin Buchi

Name: J. Kevin Buchi

Title: Chief Operating Officer

Address:
41 Moores Road
Frazer, PA 19355 U.S.A.

Telephone: 610-344-0200
Facsimile: 610-344-0065
Email:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

NON-SELLING HOLDER:

MESOBLAST LIMITED

By:	/s/ Brian Jamieson
Name: Brian Jamieson
Title: Chairman

By:	/s/ Kevin Hollingsworth
Name: Kevin Hollingsworth
Title: Company Secretary

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SELLER:

DR. SILVIU ITESCU

/s/ Silviu Itescu

Wire Transfer Instructions:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SELLER:

MICHAEL SCHUSTER

/s/ Michael Schuster

Wire Transfer Instructions:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SELLER: THORNEY HOLDINGS PTY LTD

c/o ANZ NOMINEES LIMITED CUSTODIAL ACCOUNT: 283700021108

By:	/s/ Ashley West

Name: Ashley West

Title: Director

SELLER: THORNEY HOLDINGS PTY LTD

c/o ANZ NOMINEES LIMITED CUSTODIAL ACCOUNT: 283700021108

By:	/s/ Craig Smith

Name: Craig Smith

Title: Secretary

Wire Transfer Instructions:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SELLER:

ABBOTT CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Robert B. Hance

Name: Robert B. Hance

Title: Authorized Signatory

Wire Transfer Instructions:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SELLER:

WS INVESTMENT COMPANY, LLC (2003A)

By:	/s/ James Terranova

Name: James Terranova

Title:

Wire Transfer Instructions:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SELLER:

CARTER ECKERT

/s/ Carter Eckert
Carter Eckert

Wire Transfer Instructions:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SELLER:

ABBOTT CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Robert B. Hance

Name: Robert B. Hance

Title: Authorized Signatory

Wire Transfer Instructions:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SELLER:

THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK

By:	/s/ Orin Herskowitz

Name: Orin Herskowitz

Title: Executive Director, CTV

Wire Transfer Instructions:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

EXHIBIT A

SELLING HOLDERS

Name and Address	Total Shares of Angioblast Systems, Inc. Common Stock	Shares of Angioblast Systems, Inc. Common Stock to be Transferred	Aggregate Purchase Price (AUD)	Aggregate Purchase Price (USD)	Shares of Angioblast Systems, Inc. Common Stock held following Transfer
Silviu Itescu c/o Angioblast Systems, Inc. 275 Madison Avenue, 4th Floor New York, NY, 10016 Fax: +1.212.880.2061	905,050	388,642	$108,191,873.25	$107,099,475.05	516,408

Michael Schuster c/o Angioblast Systems, Inc. 275 Madison Avenue, 4th Floor New York, NY, 10016 Fax: +1.212.880.2061	20,000	8,588	$2,390,847.00	$2,366,626.08	11,412

ANZ Nominees Ltd, Custodial Account: 283700021108 c/o Thorney Holdings Pty Ltd. 55 Collins Street, Level 39 Melbourne 3000 Australia	19,950	8,566	$2,384,870.10	$2,360,563.46	11,384

Abbott Cardiovascular Systems, Inc. 3200 Lakeside Drive Santa Clara, CA 95054 Attn: Division Vice President and Section Head, Legal	70,091	30,098	$8,378,843.85	$8,294,214.21	39,993

Carter Eckert c/o Angioblast Systems, Inc. 275 Madison Avenue, 4th Floor New York, NY, 10016 Fax: +1.212.880.2061	37,500	16,103	$4,482,840.30	$4,437,561.68	21,397

WS Investment Company, LLC (2003A) 650 Page Mill Road Palo Alto, CA 94304-1050 Attn: Jim Terranova Fax: 1.650.493.6811	15,000	6,441	$1,793,135.25	$1,774,969.56	8,559

The Trustees of Columbia University in the City of New York Executive Director Science and Technology Ventures Columbia Innovation Enterprises Columbia University Engineering Terrace, Suite 363 500 West 120th Street, Mailcode 2206 New York, NY 10027 Attn: Michael J. Cleare	63,829	27,409	$7,630,269.75	$7,553,196.80	36,420

Total:	1,131,420	485,847	$135,252,679.50	$133,886,606.84	645,573

EXHIBIT B

NON-SELLING HOLDERS

Name and Address	Total Shares of Angioblast Systems, Inc. Common Stock
Mesoblast Limited 55 Collins Street, Level 39 Melbourne 3000 Australia	705,323

EXHIBIT C

ILLUSTRATIVE EXAMPLE

Shares of Mesoblast to be issued pursuant to Merger following Transfer

Name and Address	Total Shares of Mesoblast	Shares of Mesoblast Shares to be Received by Cephalon in Merger	Shares of Mesoblast held by Seller following Merger
Silviu Itescu c/o Angioblast Systems, Inc. 275 Madison Avenue, 4th Floor New York, NY, 10016 Fax: +1.212.880.2061	57,919,899	24,871,695	33,048,204

Michael Schuster c/o Angioblast Systems, Inc. 275 Madison Avenue, 4th Floor New York, NY, 10016 Fax: +1.212.880.2061	1,279,927	549,620	730,307

ANZ Nominees Ltd, Custodial Account: 283700021108 c/o Thorney Holdings Pty Ltd. 55 Collins Street, Level 39 Melbourne 3000 Australia	1,276,727	548,246	728,481

Abbott Cardiovascular Systems, Inc. 3200 Lakeside Drive Santa Clara, CA 95054 Attn: Division Vice President and Section Head, Legal	4,485,568	1,926,171	2,559,397

Carter Eckert c/o Angioblast Systems, Inc. 275 Madison Avenue, 4th Floor New York, NY, 10016 Fax: +1.212.880.2061	2,399,863	1,030,538	1,369,325

WS Investment Company, LLC (2003A) 650 Page Mill Road Palo Alto, CA 94304-1050 Attn: Jim Terranova Fax: 1.650.493.6811	959,945	412,215	547,730

The Trustees of Columbia University in the City of New York Executive Director Science and Technology Ventures Columbia Innovation Enterprises Columbia University Engineering Terrace, Suite 363 500 West 120th Street, Mailcode 2206 New York, NY 10027 Attn: Michael J. Cleare	4,084,823	1,754,085	2,330,738

Total:	117,544,851	31,092,570	41,314,182

FOR EXPLANATORY PURPOSES ONLY.

ACTUAL SHARE NUMBERS MAY VARY.